UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2011

RAAM Global Energy Company

(Exact name of registrant as specified in its charter)

Delaware	333-172897	20-0412973
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1537 Bull Lea Rd., Suite 200

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (859) 253-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 12 2011, RAAM Global Energy Company. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, Global Hunter Securities, LLC, and Knight Libertas LLC (the “Initial Purchasers”), which provides for the sale by the Company of $50,000,000 aggregate principal amount of its 12.50% Senior Secured Notes due 2015 (the “Additional Notes”) to the Initial Purchasers (the “Offering”). The Additional Notes are being offered as additional notes under a supplement to the Indenture dated as of September 24, 2010 by and among the Company, the Guarantors (as defined below) and the Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Company issued $150,000,000 aggregate principal amount of its 12.50% Senior Secured Notes due 2015. The Additional Notes will have identical terms, other than the issue date and issue price, and will constitute part of the same series as the initially issued notes, although they will bear a different CUSIP number than the initially issued notes until they are no longer restricted securities under the Securities Act (as defined below). The Additional Notes will be jointly and severally, and unconditionally, guaranteed (the “Guarantees”) on a senior secured basis initially by all of the Company’s current subsidiaries (collectively, the “Guarantors”).

The Initial Purchasers intend to resell the Additional Notes and Guarantees (i) inside the United States to “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), in private sales exempt from registration under the Securities Act in accordance with Rule 144A, and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Additional Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The purchase price for the Original Notes and Guarantees is 102.500% of their principal amount, plus accrued interest from April 1, 2011. The net proceeds from the Offering will be approximately $49.7 million, after discounts and estimated offering fees and expenses. The Company intends to use the net proceeds from the offering for general corporate purposes and to pay fees and expenses associated with the offering.

The summary of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in to this Item 2.03 of this Current Report on Form 8-K.

These announcements shall not constitute an offer to sell or the solicitation of an offer to buy the Additional Notes.

Item 9.01	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Exhibit Number	Description

10.1	Purchase Agreement, dated July 12, 2011, by and among the Company, the guarantors party thereto and the initial purchasers party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2011

RAAM Global Energy Company

By:	/s/ Jeffrey Craycraft
	Name:	Jeffrey Craycraft
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Purchase Agreement, dated July 12, 2011, by and among the Company, the guarantors party thereto and the initial purchasers party thereto.